Exhibit 99.1
TranS1 Inc. Reports Operating Results for the Second Quarter of 2010,
Issues Third Quarter Guidance
- Second quarter revenues were $7.2 million -
- 667 TranS1 procedures performed globally in the quarter -
- Net loss per share was $0.18 for the quarter -
- Excluding special items, net loss per share was $0.13 for the quarter* -
WILMINGTON, NC — (GLOBE NEWSWIRE)— August 5, 2010—TranS1 Inc. (NASDAQ:TSON), a medical device company focused on designing, developing and marketing products that implement its proprietary approach to treat degenerative conditions of the spine affecting the lower lumbar region, today announced its financial results for the second quarter ended June 30, 2010.

Comparison of Selected Financial Results (in millions, except per share data)

	Three Months Ended June 30,
	2010	2009
As reported:
Total revenue	$7.2	$7.9
Net loss	(3.6)	(6.8)
Net loss per common share	(0.18)	(0.33)
Excluding special items*:
Net loss	(2.7)	(5.5)
Net loss per common share	(0.13)	(0.27)

*	See “Reconciliation of GAAP Financial Information to Non-GAAP Financial Information” below.
Revenues were $7.2 million in the second quarter of 2010, representing a 9% decrease over revenues of $7.9 million in the second quarter of 2009. Revenues in the second quarter of 2010 increased 8% over the first quarter of 2010. Domestic revenues were $6.7 million in the second quarter of 2010, compared to $7.4 million in the second quarter of 2009 and $6.0 million for the first quarter of this year. Gross margin was 81.2% in the second quarter of 2010 as compared to 80.9% in the second quarter of 2009.
Net loss was $3.6 million and $6.8 million for the quarters ended June 30, 2010 and 2009, respectively. Net loss per common share was $0.18 in the second quarter of 2010 compared to a net loss per share of $0.33 in the second quarter of 2009.
Excluding special items, net loss in the second quarter of 2010 was $2.7 million, or $0.13 per common share, compared to net loss excluding special items of $5.5 million, or $0.27 per common share in the second quarter of 2009. Special items in the second quarter of 2010 consisted of management transition costs of $0.4 million and employee and director equity-based compensation of $0.5 million. Special items in the second quarter of 2009 consisted of employee and director equity-based compensation of $0.9 million and inventory obsolescence reserves of $0.3 million.

Cash, cash-equivalents and investments were $46.7 million as of June 30, 2010.
“We saw continued signs of stabilization in our AxiaLIF product line this quarter and our average revenue per case benefited both from a positive product mix shift and from the sale of newly launched TranS1 products into cases,” commented Rick Randall, Chief Executive Officer of TranS1 Inc. “We also achieved a significant corporate milestone in the quarter as the 10,000th worldwide patient was treated with the AxiaLIF implant.”
TranS1 Outlook
For the third quarter ending September 30, 2010, the company expects total revenues in the range of $6.0 — $7.0 million.
Conference Call
TranS1 will host a conference call today at 5:30 pm ET to discuss its second quarter financial results. To listen to the conference call on your telephone, please dial (877) 881-2183 for domestic callers and (970) 315-0453 for international callers approximately ten minutes prior to the start time. The call will be concurrently webcast. To access the live audio broadcast or the archived recording, use the following link at http://ir.trans1.com/events.cfm.
Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP measures of certain components of financial performance, including net loss and loss per share, which are adjusted from results based on GAAP. Although “as adjusted” financial measures are non-GAAP financial measures, the Company believes that the presentation of “as adjusted” financial measures calculated to exclude “special items” are useful adjuncts to the GAAP “as reported” financial measures. “Special items” consist of an adjustment for equity-based employee and director compensation expense for each period, management transition costs incurred in 2010, including severance, recruiting and other personnel-related expenses, and inventory obsolescence reserves taken in the first quarter of 2010 for an existing product that is being replaced and in the second quarter of 2009 for obsolete and excess inventory. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and the Company’s prospects for the future. We believe that providing a non-GAAP measure that adjusts for significant non-cash expenses, such as equity-based compensation expense and inventory obsolescence reserves, and significant non-recurring management transition expenses, allows comparison of our core operations from period to period. These non-GAAP measures may be considered in addition to results prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the most directly comparable GAAP measure.

About TranS1 Inc.
TranS1 is a medical device company focused on designing, developing and marketing products that implement its proprietary approach to treat degenerative conditions of the spine affecting the lower lumbar region. TranS1 currently markets the AxiaLIF family of products for single and multilevel lumbar fusion and the Vectre and Avatar posterior fixation systems for lumbar fixation supplemental to AxiaLIF fusion. TranS1 was founded in May 2000 and is headquartered in Wilmington, North Carolina. For more information, visit www.trans1.com.
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks and uncertainties. These risks and uncertainties include, among other things, risks associated with the adoption of a new technology by spine surgeons, product development efforts, regulatory requirements, maintenance and prosecution of adequate intellectual property protection and other economic and competitive factors. These forward looking statements are based on the company’s expectations as of the date of this press release and the company undertakes no obligation to update information provided in this press release. For a discussion of risks and uncertainties associated with TranS1’s business, please review the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2009.
CONTACT:
Investors:
TranS1 Inc.
Joseph P. Slattery, 910-332-1700
Executive Vice-President and Chief Financial Officer
or
Westwicke Partners
Mark Klausner, 443-213-0501
mark.klausner@westwicke.com

Source: TranS1 Inc.

TranS1 Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenue	$7,244	$7,938	$13,957	$16,616
Cost of revenue	1,364	1,515	2,793	3,057

Gross profit	5,880	6,423	11,164	13,559

Operating expenses:
Research and development	1,027	2,359	2,282	3,685
Sales and marketing	6,447	8,943	14,144	18,093
General and administrative	2,067	1,991	4,706	4,031

Total operating expenses	9,541	13,293	21,132	25,809

Operating loss	(3,661)	(6,870)	(9,968)	(12,250)

Other income (expense)	15	111	(34)	328

Net loss	$(3,646)	$(6,759)	$(10,002)	$(11,922)

Net loss per common share - basic and diluted	$(0.18)	$(0.33)	$(0.48)	$(0.58)

Weighted average common shares outstanding - basic and diluted	20,685	20,590	20,670	20,571

Stock-based compensation is included in operating expenses in the following categories:
Cost of revenue	$7	$18	$17	$37
Research and development	14	57	32	101
Sales and marketing	259	387	532	775
General and administrative	252	481	481	674

	$532	$943	$1,062	$1,587

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,
	2010	2009
GAAP net loss	$(3,646)	$(6,759)
Special items:
Management transition costs	382	—
Inventory obsolescence reserve	—	300
Stock based compensation	532	943

Net loss excluding special items	$(2,732)	$(5,516)

GAAP net loss per share	$(0.18)	$(0.33)
Special items:
Management transition costs	0.02	—
Inventory obsolescence reserve	—	0.01
Stock based compensation	0.03	0.05

Net loss excluding special items	$(0.13)	$(0.27)

Shares used in computing GAAP and non-GAAP loss per share	20,685	20,590

	Six Months Ended June 30,
	2010	2009
GAAP net loss	$(10,002)	$(11,922)
Special items:
Management transition costs	1,321	—
Inventory obsolescence reserve	266	300
Stock based compensation	1,062	1,587

Net loss excluding special items	$(7,353)	$(10,035)

GAAP net loss per share	$(0.48)	$(0.58)
Special items:
Management transition costs	0.06	—
Inventory obsolescence reserve	0.01	0.01
Stock based compensation	0.05	0.08

Net loss excluding special items	$(0.36)	$(0.49)

Shares used in computing GAAP and non-GAAP loss per share	20,670	20,571

TranS1 Inc.
Consolidated Balance Sheets
(in thousands)
(Unaudited)

	June 30,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$27,761	$29,298
Short-term investments	18,962	25,953
Accounts receivable, net	4,581	3,926
Inventory	6,427	7,325
Prepaid expenses and other assets	619	676

Total current assets	58,350	67,178
Property and equipment, net	1,673	1,813

Total assets	$60,023	$68,991

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,707	$2,442
Accrued expenses	1,946	1,269

Total current liabilities	3,653	3,711

Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	137,505	136,402
Accumulated other comprehensive income (loss)	(16)	(5)
Accumulated deficit	(81,121)	(71,119)

Total stockholders’ equity	56,370	65,280

Total liabilities and stockholders’ equity	$60,023	$68,991

TranS1 Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six Months Ended June 30,
	2010	2009
Cash flows from operating activities:
Net loss	$(10,002)	$(11,922)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	426	448
Stock-based compensation	1,062	1,587
Allowance for excess and obsolete inventory	285	383
Provision for bad debts	38	45
Loss on sale of fixed assets	70	—
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(693)	60
(Increase) decrease in inventory	613	(1,360)
Decrease in prepaid expenses	57	85
Increase (decrease) in accounts payable	(735)	203
Increase in accrued expenses	677	12

Net cash used in operating activities	(8,202)	(10,459)

Cash flows from investing activities:
Purchase of property and equipment	(356)	(410)
Purchases of investments	(7,969)	(33,922)
Sales and maturities of short-term investments	14,960	31,862

Net cash provided by (used in) investing activities	6,635	(2,470)

Cash flows from financing activities:
Proceeds from issuance of common stock	41	81

Net cash provided by financing activities	41	81

Effect of exchange rate changes on cash and cash equivalents	(11)	4

Net decrease in cash and cash equivalents	(1,537)	(12,844)
Cash and cash equivalents, beginning of period	29,298	42,051

Cash and cash equivalents, end of period	$27,761	$29,207